Exhibit 99.1

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Regains Early Compliance
with NYSE Listing Standards
SANTA ANA, Calif. (June 1, 2010) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today announced that the New York Stock Exchange has notified the company that it is back in compliance with the NYSE’s continued listed standards.
The company, which had until February 2011 to regain compliance, said that the NYSE advised the company that its early decision was based on Grubb & Ellis’ consistent positive performance with respect to the business plan submitted to the NYSE and the company’s achievement of compliance with the NYSE’s minimum market capitalization requirements over the past two quarters.
“We are pleased to have come back into compliance with the NYSE’s continued listing standards on an accelerated basis,” said Thomas P. D’Arcy, president and chief executive officer of Grubb & Ellis Company. “We believe this notice is a reflection of the progress we have made over the past six months in strengthening our capital structure and implementing our growth strategy, which is designed to produce long-term value for our shareowners.”
About Grubb & Ellis Company
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts (REITs), mutual funds and other real estate investment funds. For more information, visit www.grubb-ellis.com.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300     Santa Ana, CA 92705          714.667.8252           714.667.6860 fax

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Grubb & Ellis Regains Compliance with NYSE Listing Standards
Forward-Looking Statement
Certain statements included in this press release may constitute forward-looking statements regarding, among other things, the ability of future revenue growth, market trends, new business opportunities and investment programs, results of operations, changes in expense levels and profitability and effects on the company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further slowdown in the volume and the decline in transaction values of sales and leasing transactions; (ii) the continuing general economic downturn and recessionary pressures on businesses in general; (iii) a prolonged and pronounced recession and continued decline in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions; (v) the success of current and new investment programs; (vi) the success of new initiatives and investments; (vii) the inability to attain expected levels of revenue, performance, brand equity and expense reductions in the current macroeconomic and credit environment and (viii) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2009, the company’s 10-Q for the period ended March 31, 2010 and in other current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The company does not undertake any obligation to update forward-looking statements.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300     Santa Ana, CA 92705          714.667.8252           714.667.6860 fax